EXHIBIT 99.1

Media Contact:
Casey Winger| 205 447-6410
casey.lassiter@encompasshealth.com

Encompass Health appoints Christopher Reidy to its Board of Directors

BIRMINGHAM, Ala., Sept. 7, 2021 – Encompass Health Corporation (NYSE: EHC) today announced the appointment of Christopher R. Reidy to the Encompass Health board of directors, effective October 1, 2021. This appointment will expand the Encompass Health board to 15 director seats as part of its ongoing succession planning.

Mr. Reidy joins the Encompass Health board with significant experience in healthcare, finance, accounting, strategic planning, and information technology and security. Mr. Reidy currently serves as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Becton, Dickinson and Company, one of the largest global medical technology companies in the world. Prior to joining BD in 2013, he served as the corporate vice president and chief financial officer for ADP Corporation.

“We are pleased that Chris, an extremely accomplished and respected executive, will bring a wide and diverse range of skills and experiences to the Encompass Health Board,” said Leo I. Higdon Jr., Chairman of Encompass Health’s Board of Directors. “The appointment of Chris reflects our commitment to adding new skills and perspectives in order to facilitate board transition as part of our succession planning, while maintaining the Company’s position as the leading provider of integrated healthcare services in a rapidly changing healthcare environment.”

“I am excited to join the Encompass Health Board and help advance the Company’s commitment to delivering high-quality, cost-effective integrated care,” said Mr. Reidy. “The Company is a recognized leader in the healthcare industry.”

About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility–based and home–based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 144 hospitals, 249 home health locations, and 94 hospice locations in 42 states and Puerto Rico, the Company provides high–quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune’s 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.

Forward-Looking Statements
Statements contained in this press release and fireside chat which are not historical facts, such as those relating to the likelihood, timing and effects of future health information technology projects, are forward-looking statements. In addition, Encompass Health may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Encompass Health’s actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; the possibility a project will experience unexpected problems or delays; changes in the regulation of the healthcare industry at either or both of the federal and state levels; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s information systems; Encompass Health’s ability to attract and retain information technology professionals in a highly competitive environment; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in Encompass Health’s SEC filings and other public announcements, including Encompass Health’s Form 10-K for the year ended Dec. 31, 2020 and Form 10-Q for the quarter ended March 31, 2021 and June 30, 2021.